Exhibit (17)(a)

CDC NVEST BALANCED FUND                          PROXY SOLICITED BY THE BOARD OF
                                                                        TRUSTEES
                                                    PROXY FOR SPECIAL MEETING OF
                                                   SHAREHOLDERS ON JUNE 17, 2003

The undersigned hereby appoints John E. Pelletier, Nicholas H. Palmerino and Coleen Downs Dinneen and each of them separately, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side, at the Special Meeting of Shareholders of CDC Nvest Balanced Fund (the "Fund"), on June 17, 2003 at 2 pm. Eastern time, and any adjournments thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

                                 -----------------------------------------------
                                 Date

                                 NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                                 -----------------------------------------------
                                 Signature(s) (if held jointly)

            Please fold and detach card at perforation before mailing

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof. The Trustees recommend a vote FOR the proposal.

              Please vote by filling in the appropriate box below.

Approval of the acquisition of the CDC Nvest Balanced Fund by the CDC Nvest Growth and Income Fund (see pages [ ] in the Prospectus/Proxy Statement).

                            FOR      AGAINST    ABSTAIN
                            [_]        [_]         [_]